Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined balance sheets and results of operations of the combined company based upon the historical financial statements of Simulations Plus, Inc. (“SIMPLUS”) and Lixoft, a French société par actions simplifiée (“Lixoft”), after giving effect to the acquisition of Lixoft and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on SIMPLUS on a pro forma basis.

On March 31, 2020, Simulations Plus, Inc., a California corporation (the “Company”) entered into a Share Purchase and Contribution Agreement (the “Purchase Agreement”) with the owners of Lixoft, (the “Transferors”) whereby the Company shall acquire 100% of the equity interests of Lixoft from the Transferors on a debt-free basis which shall result in Lixoft becoming a wholly-owned subsidiary of the Company (the “Transaction”).

As consideration for the Transaction, the Company shall provide up to US$16,500,000 in aggregate consideration to the Transferors consisting of two-thirds (2/3) cash and one-third (1/3) in newly issued shares of restricted common stock of the Company (the “Shares”), as follows:

•	US$11,000,000 shall be issued at closing (the “Closing Consideration”) consisting of:
o	US$7,333,333 in cash; plus
o	US$3,666,667 in Shares
•	Up to US$5,500,000 issuable in connection with future earnout payments (2/3 cash and 1/3 Shares) (the “Earnout Consideration”):
o	Number of Shares to be determined by the volume-weighted average price of the Company’s common stock for the thirty (30) trading days immediately preceding each earnout reference date;
o	Subject to customary exchange rate provisions defining an acceptable range of USD/EUR exchange rate fluctuation;
o	Payable in two installments: 12 months and 24 months after closing if and to the extent certain year-over-year performance thresholds are met

A portion of the Closing Consideration, totaling US$2,000,000 (2/3 in cash and 1/3 in Shares), shall be held back (with the Shares being held in an escrow account) against any indemnification claims by the Company for a period of 24 months after the closing of the Transaction.

In addition, at closing, the cash consideration at closing payable to Transferors was increased by the amount by which Lixoft’s cash on hand exceeds US$150,000, which amount the Company estimates to be approximately US$3,600,000 (“Excess Cash”), and reduced by the amount of Lixoft’s indebtedness and transaction expenses at closing. The aforementioned consideration is subject to adjustment in the event certain working capital targets differ from working capital at closing.

The Shares issued in the Transaction shall not have registration rights and may not be sold for a period of two years after closing of the Transaction.

Lixoft shall be responsible for all taxes relating to all periods prior to and up to the closing of the Transaction. Certain members of senior management of Lixoft have agreed to remain employed and/or consulting with the Company for a period of three years after the closing of the Transaction and shall enter into customary employment/consulting arrangements, including non-competition and non-solicitation provisions for such period.

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The Purchase Agreement includes customary representations, warranties and covenants by the parties. Each party has agreed, among other things, (i) to generally conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Purchase Agreement and the closing (other than agreed actions to be taken in anticipation of the closing); (ii) not to engage in certain types of transactions during this period; and (iii) to secure all necessary approvals to ratify the Purchase Agreement and the Transaction.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Lixoft as if it had been consummated on February 29, 2020 and includes pro forma adjustments for preliminary valuations by SIMPLUS management of certain tangible and intangible assets as of the acquisition date of April 1, 2020. These adjustments are subject to further revision upon finalization of the transaction, the related intangible asset valuations and fair value determinations.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended August 31, 2019 and for the six months ended February 29, 2020 combines SIMPLUS’s historical results for the fiscal year ended August 31, 2019 and the six months ended February 29, 2020 with Lixoft’s historical results for the same periods. The unaudited pro forma statements of operations gives effect to the acquisition as if it had been consummated on September 1, 2018 and 2019, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. They do not purport to represent what SIMPLUS’s combined results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project SIMPLUS’s future combined results of operations or financial position.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to Lixoft’s tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statements of operations were made in that regard.

The pro forma adjustments reflecting the completion of the acquisition are based upon the acquisition method of accounting in accordance with Accounting Standards Codification, or ASC, 805 “Business Combinations” and the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable assets and liabilities acquired, including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable assets and liabilities.

The pro forma adjustments are based upon available information and certain assumptions that SIMPLUS believes are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed may differ materially from the preliminary estimates. This final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of Lixoft that are acquired as of the date of completion of the acquisition. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed, and could result in a change to the unaudited pro forma condensed combined financial statements.

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You should read this information in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements included herein;

•	the separate historical audited financial statements of Lixoft as of December 31, 2019 and for the year then ended included as Exhibit 99.1 to this Current Report on Form 8-K/A (Amendment No. 1);

•	the separate historical unaudited financial statements of SIMPLUS as of February 29, 2020 and for the six months then ended included in SIMPLUS’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 9, 2020;

•	the separate historical unaudited balance sheet of Lixoft. as of March 31, 2020 and separate historical unaudited statements of operations for the three months ended March 31, 2020 and 2019 included as Exhibit 99.2 hereto.

•	the separate historical audited financial statements of SIMPLUS as of August 31, 2019 and 2018 and for the years then ended included in SIMPLUS’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 13, 2019;

•	the Stock Purchase and Contribution Agreement attached to the SIMPLUS’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 2, 2020; and

•	SIMPLUS’s Current Reports on Form 8-K related to its acquisition of Lixoft filed with the Securities and Exchange Commission on April 2, 2020.

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SIMULATIONS PLUS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of February 29, 2020

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Simulations Plus, Inc.	Lixoft	Adjustments (NOTE D)	Pro-Forma Combined
ASSETS

Current assets
Cash and cash equivalents	12,248,652	3,792,592	(9,471,352)	6,569,892
Prepaid income taxes	457,232	–	–	457,232
Accounts receivable, net	7,244,344	557,366	–	7,801,710
Prepaid expenses and other current assets	612,505	228,654	–	841,159
Revenues in excess of billings	4,113,185	–	–	4,113,185
Total current assets	24,675,918	4,578,612	(9,471,352)	19,783,178
Long-term assets
Capitalized computer software development costs, net of accumulated amortization	5,458,837	–	–	5,458,837
Property and equipment, net	335,298	31,588	–	366,886
Operating lease right of use asset	637,509	229,843		867,352
Intellectual property, net of accumulated amortization	4,561,666	–	8,030,000	12,591,666
Other Intangible assets	3,106,250	–	4,160,000	7,266,250
Goodwill	10,387,198	–	2,259,311	12,646,509
Other assets	37,227	12,707	–	49,934
Total assets	49,199,903	4,852,750	4,977,959	59,030,612

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	624,645	43,924	–	668,569
Consideration payable			2,000,000	2,000,000
Accrued payroll and other expenses	1,526,891	587,481	–	2,114,372
Billings in excess of revenues	891,905	–	–	891,905
Operating lease liability, current portion	493,257	54,505	–	547,762
Current portion - Contract payable	1,761,028	–	–	1,761,028
Deferred revenue	183,310	–	–	183,310
Total current liabilities	5,481,036	685,910	2,000,000	8,166,946

Long-term liabilities
Deferred income taxes	2,714,398	–	–	2,714,398
Operating lease liability, current portion	142,343	175,338		317,681
Consideration payable	–	–	2,528,000	2,528,000
Holdback Liability Due Sellers			1,333,333	1,333,333
Other long-term liabilities	–	–	–	–
Total liabilities	8,337,777	861,248	5,861,333	15,060,358

Commitments and contingencies

Shareholders' equity				–
Preferred stock				–
Common stock	7,651	141,572	(141,460)	7,763
Additional paid-in capital	16,406,702	6,263	3,101,753	19,514,718
Retained earnings	24,447,773	3,843,667	(3,843,667)	24,447,773

Total shareholders' equity	40,862,126	3,991,502	(883,374)	43,970,254

Total liabilities and shareholders' equity	49,199,903	4,852,750	4,977,959	59,030,612

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SIMULATIONS PLUS, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended August 31, 2019

	(Audited)	(Unaudited)	(Unaudited)		(Unaudited)
	Simulations Plus, Inc.	Lixoft	Adjustments	Note	Pro-Forma Combined

Net revenues	$33,970,440	$2,947,753	$–		$36,918,193
Cost of revenues	9,025,704	–	501,875	A	9,527,579
Gross profit	24,944,736	2,947,753	(501,875)		27,390,614
Operating expenses
Selling, general, and administrative	11,796,027	1,466,628	197,142	B	13,459,797
Research and development	2,499,980	–	–		2,499,980
Total operating expenses	14,296,007	1,466,628	197,142		15,959,777

Income from operations	10,648,729	1,481,125	(699,017)		11,430,837

Other income (expense)
Interest income	33,522		–		33,522
Gain (Loss) on currency exchange	(109,078)	–	–		(109,078)
Other income (Expense)		(49,584)			(49,584)
Interest expense	(16,697)	(7,637)	–		(24,334)
Total other income (expense)	(92,253)	(57,221)	–		(149,474)

Income before income taxes	10,556,476	1,423,904	(699,017)		11,281,363

Provision for income taxes	(1,973,147)	(232,943)	174,754	C	(2,031,336)
Net Income	$8,583,329	$1,190,961	$(524,263)		$9,250,027

Earnings per share:
Basic	$0.49				$0.53
Diluted	$0.48				$0.51

Weighted-average common shares outstanding
Basic	17,492,258	111,682	111,682		17,603,940
Diluted	18,057,431	111,682	111,682		18,169,113

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SIMULATIONS PLUS, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the six months ended February 29, 2020

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Simulations Plus, Inc.	Lixoft	Adjustments	Note	Pro-Forma Combined

Net revenue	$19,750,968	$2,239,429	$–		$21,990,397
Cost of revenues	5,309,297	9,999	250,932	A	5,570,228
Gross profit	14,441,671	2,229,430	(250,932)		16,420,169
Operating expenses
Selling, general, and administrative	7,623,381	988,612	(215,409)	B	8,396,585
Research and development	1,273,965	–	–		1,273,965
Total operating expenses	8,897,346	988,612	(215,409)		9,670,550

Income from operations	5,544,325	1,240,817	(35,523)		6,749,619

Other income (expense)
Interest income	23,349	–	`		23,349
Gain on currency exchange	1,886	(30,792)	–		(28,906)
Gain on sale of assets	–	27,280	–		27,280
Interest expense	–	(15,434)	–		(15,434)
Total other income (expense)	25,235	(18,946)	–		6,289

Income before income taxes	5,569,560	1,221,871	(35,523)		6,755,908

Provision for income taxes	(1,361,203)	(392,566)	8,881	C	(1,744,889)
Net Income	$4,208,357	$829,305	$(26,642)		$5,011,019

Earnings per share:
Basic	$0.24				$0.28
Diluted	$0.23				$0.27

Weighted-average common shares outstanding
Basic	17,638,406	111,682	111,682		17,750,088
Diluted	18,315,824	111,682	111,682		18,427,506

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SIMULATIONS PLUS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts. Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of SIMPLUS.

2. Acquisition of Lixoft

On April 1, 2020, Lixoft, a private company provider of modeling and simulation software for advanced model-based drug development, specializing in non-linear mixed effects modeling (NMLE) for pharmacometrics, became a wholly owned subsidiary of SIMPLUS pursuant to the terms of a Stock Purchase and Contribution Agreement, dated March 31, 2020 (the “Agreement”), by and among SIMPLUS, and the shareholders of Lixoft (the “Lixoft Shareholders”), each, a “Party,” and collectively, the “Parties.” The merger is accounted for under the acquisition method of accounting.

On April 1, 2020, the Company consummated the acquisition of all outstanding capital stock of Lixoft pursuant to the terms of the Agreement and Lixoft became a wholly owned subsidiary of the Company (the “Acquisition”). Under the terms of the Agreement, the Company: (1) paid to the Lixoft Shareholders Eleven Million Dollars ($11,000,000) payable at the closing of the Acquisition (the “Closing”) subject to certain adjustments and holdbacks as provided in the Agreement and as more fully described below; and (2) will pay to the Lixoft Shareholders certain earn-out payments, to be measured by the revenues of Lixoft, payable following the Closing, as more particularly described in the Agreement and as more fully described below (the “Earn-out Payments”):

(i)	On April 1, 2017, the Company paid the Lixoft Shareholders total cash consideration of $9,460,129; which such amount included $3.456,000 in working capital left in Lixoft’ s accounts in excess of the amount required under the Agreement, and

(ii)	The Company held back $2,000,000 (2/3s in cash and 1/3 in escrowed shares of SIMPLUS stock) at the Closing from the initial consideration as for potential offset for representations and warrantees. These funds will be held for a period of 24 months

(iii)	In addition, the Company may pay up to an additional $5,500,000 in Earn-out Payments over the 2 years following the Closing if and when such Earn-out Payments become due and payable, and subject to certain offsets as provided in the Agreement, according to the Agreement.

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Under the acquisition method of accounting, the total estimated purchase price is allocated to Lixoft’ s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the acquisition (April 1, 2020). The following table summarizes the preliminary allocation of the purchase price for Lixoft:

Assets acquired	$4,998,662
Estimated value of technologies acquired over book value	8,030,000
Estimated value of Intangibles acquired	4,160,000
Goodwill	2,259,311

Total Purchase Consideration	$19,447,973

3. Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SIMPLUS and Lixoft, after giving effect to the Lixoft acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on SIMPLUS on a pro forma basis.

The unaudited pro forma condensed combined balance sheet reflects the acquisition of Lixoft as if it had been consummated on February 29, 2020 and includes pro forma adjustments for preliminary valuations by SIMPLUS management of certain tangible and intangible assets as of the acquisition date of April 1, 2020. These adjustments are subject to further revision upon finalization of the fair value determinations.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended August 31, 2019 and the six months ended February 29, 2020 combines SIMPLUS’s historical results for the fiscal year ended August 31, 2019 and the six months ended February 29, 2020 with Lixoft historical results for the same periods on a US GAAP basis. The unaudited pro forma statement of operations gives effect to the acquisition as if it had taken place on September 1, 2018 and 2019, respectively.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Lixoft’ s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. The intangible assets identified were customer lists, non-compete agreements, and the trade name valued at $2,550,000, $60,000 and $1,550,000, respectively. The trade name is capitalized on the balance sheet until it is either abandoned or written off.

There were no significant intercompany balances or transactions between SIMPLUS and Lixoft at the dates and for the period of these pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that will result from integration activities related to the Lixoft acquisition. Additional assets or liabilities may be recorded that could affect amounts in the unaudited pro forma condensed combined financial statements. During the measurement period, any such adjustments to provisional amounts would increase or decrease goodwill. Adjustments that occur after the end of the measurement period will be recognized in the post-combination current period operations.

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The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Note	Adjustments to Operating Expenses	Six Months Ended February 29, 2020	Fiscal Year Ended August 31, 2019

A	Adjustments to Cost of Sales:
	Amortization of Value of Acquired Technologies	$(250,932)	$(501,875)

	Acquisition transaction costs posted by SIMPLUS and Lixoft during the period	313,977	0
	Amortization of Intangible assets acquired	(98,568)	(197,142)
B	Adjustments to Selling, General and Admin Expenses	$215,409	$(197,142)

C	Income tax effect of pro forma adjustments	$8,881	$174,754

Note	Pro forma balance sheet adjustments	February 29, 2020

D	Cash paid at Closing	$(9,471,352)
	Estimated Value of Acquired Technologies in excess of carrying costs	8,030,000
	Estimated value of Intangibles assets acquired	4,160,000
	Estimated Fair Value of Earn-out payments payable over 2 years	(4,528,000)
	Estimated amount of Holdback liabilities due 2 years from purchase	(1,333,333)
	Post-closing elimination of Lixoft common stock	141,460
	Additional Paid-in-Capital effect of acquisition	(3,101,753)
	Post-closing elimination of Lixoft retained earnings	3,843,667
	Estimated Goodwill acquired	$2,259,311

5. Pro Forma Earnings per Share

Shares used to calculate unaudited pro forma combined basic and diluted net loss per share are based on the sum of the following:

a.	The number of SIMPLUS weighted-average shares used in computing historical net income per share, basic and diluted; and

b.	The number of SIMPLUS common shares issued to the former stockholders of Lixoft on April 1, 2020, as initial consideration for the acquisition

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6. Transaction Costs

For the six months ended February 29, 2020, SIMPLUS incurred transaction costs related to the acquisition of Lixoft totaled $313,977. Lixoft’ s cost of acquisition were paid by the former shareholders of Lixoft, no expenses were paid by Lixoft. Company paid expenses have been recorded as a pro forma adjustment to reduce general and administrative expenses in the statement of operations for the six months ended February 29, 2020. $1,102,000 of transaction costs were incurred in the period between April 1, 2020 and May 31, 2020, all of which were SIMPLUS expenses for due diligence, legal and investment banking fees. The combined company expects to incur approximately $1,416,000 in direct transaction costs in connection with the acquisition.

The combined company may incur additional one-time charges to operations that SIMPLUS cannot reasonably estimate, in the quarter in which the acquisition is completed or the following quarters, to reflect costs associated with integrating the two businesses. In addition, the combined company may incur additional charges relating to the transaction in subsequent periods, which could have a material impact on the combined company’s financial position or results of operations.

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